UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__ )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]	Preliminary Proxy Statement
[_]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]	Definitive Proxy Statement
[_]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

American Eagle Outfitters, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
[_]	Fee paid previously with preliminary materials.

[_]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Notes:

AMERICAN EAGLE OUTFITTERS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held

June 5, 2001

and

PROXY STATEMENT

IMPORTANT

Please mark, sign and date your proxy and promptly return it in the enclosed envelope.
No postage is necessary if mailed in the United States.
American Eagle Outfitters, Inc.
150 Thorn Hill Drive
Warrendale, Pennsylvania 15086-7528
724-776-4857

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 5, 2001

May 4, 2001

To the Stockholders of
American Eagle Outfitters, Inc.:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of American Eagle Outfitters, Inc., a Delaware corporation (the “Company”), will be held at the Loews Regency Hotel, 540 Park Avenue, New York, New York, on June 5, 2001, at 11:00 a.m., local time, for the following purposes:

1.	To elect five class III directors, each for a term of three years and until their successors are duly elected and qualified;

2.	To amend the Company’s 1999 Stock Incentive Plan to increase the number of shares available to be issued pursuant to section 4.1 thereunder from 6 million shares to 11 million shares;

3.	To amend the Company’s Certificate of Incorporation to increase the number of shares of authorized common stock from 125 million to 250 million;

4.	If presented at the Annual Meeting, to vote on a stockholder proposal regarding adoption of human rights standards based on international labor organization conventions; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

          Whether or not you plan to attend the meeting, please sign, date, and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may vote in person and your proxy will not be used.

By Order of the Board of Directors

Neil Bulman, Jr.
Secretary

AMERICAN EAGLE OUTFITTERS, INC.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
JUNE 5, 2001

          This Proxy Statement is furnished to the stockholders of American Eagle Outfitters, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on June 5, 2001, at 11:00 a.m., local time, at the Loews Regency Hotel, 540 Park Avenue, New York, New York, and at any adjournment thereof. It is being mailed to the stockholders on or about May 4, 2001.

          All shares represented by properly executed proxies received by the Company prior to the meeting will be voted in accordance with the stockholders’ directions. A proxy may be revoked, without affecting any vote previously taken, by written notice mailed to the Company (Attention: Neil Bulman Jr., Secretary) or delivered in person at the meeting, by filing a duly executed, later dated proxy or by attending the meeting and voting in person.

          Stockholders of record at the close of business on April 12, 2001, are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. At April 12, 2001, the Company had outstanding 70,836,218 shares of Common Stock, with $.01 par value, entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote upon each matter to be voted upon by stockholders at the Annual Meeting.

          The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. This would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters, which include the election of directors, but not on non-routine matters.

          The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present. Proxies that are marked “Withhold Authority” and broker non-votes will not be counted toward such nominee’s achievement of a plurality and thus will have no effect. The proposal to increase our authorized Common Stock requires the affirmative vote of holders of a majority of the outstanding Common Stock. Each other matter to be submitted to the stockholders for approval at the Annual Meeting requires the affirmative vote of the holders of a majority of the Common Stock voting on the matter. For purposes of determining the number of shares of Common Stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Ownership of Common Stock

          The following table shows, as of April 16, 2001, certain information with regard to the beneficial ownership of the Company’s Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company’s directors; (iii) each executive officer named in the summary compensation table below; and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned (1)
	Number	Percent
5% Beneficial Owners

Ari Deshe (2)(3)	5,989,319	8.2%

Retail Ventures, Inc. (2)	6,869,547	9.3%

Geraldine Schottenstein (2)	11,529,763	15.7%

Jay L. Schottenstein (2)(3)	13,145,467	17.9%

Directors and Executive Officers

Ari Deshe (2)(3)	5,989,319	8.2%

Jon P. Diamond (2)(3)	2,810,427	3.8%

Martin P. Doolan (3)	82,125	*

Gilbert W. Harrison (3)	28,800	*

Michael G. Jesselson (3)	89,625	*

Thomas R. Ketteler (3)	28,125	*

George Kolber (3)	1,159,317	1.6%

Michael J. Leedy (3)	79,875	*

John L. Marakas (3)	72,375	*

Roger S. Markfield (3)	918,712	1.3%

James V. O’Donnell	—	—

Jay L. Schottenstein (2)(3)	13,145,467	17.9%

Saul Schottenstein (2)(3)	441,802	*

David W. Thompson (3)	88,875	*

Gerald E. Wedren (3)	34,875	*

Laura A. Weil (3)	214,028	*

All directors and executive officers as a group (18 in group)	22,509,999	30.6%

  * Represents less than 1% of the Company’s shares of Common Stock.

(1)
Unless otherwise indicated, each of the stockholders has sole voting and dispositive power with respect to the shares of Common Stock beneficially owned. The percent is based upon the 70,854,218 shares outstanding at April 16, 2001 and the number of shares, if any, as to which the named person has the right to acquire upon options exercisable within 60 days of April 16, 2001.

(2)
Members of the Schottenstein-Deshe-Diamond families beneficially own a total of 22,799,513 shares of the Company, or 32.2% as of April 16, 2001. Family members include Saul Schottenstein, Geraldine Schottenstein, Jay Schottenstein, Ann Deshe, Susan Diamond, and each of their spouses. Geraldine Schottenstein is the mother and Saul Schottenstein is the uncle of Jay Schottenstein, Ann Deshe, and Susan Diamond. The families own all of the stock of Retail Ventures, Inc. (“RVI”). Jay Schottenstein serves as Chairman and Chief Executive Officer of RVI and has or shares voting power for 69.9% of RVI. Accordingly, he may be deemed to be the beneficial owner of the 6,869,547 shares of the Company held by RVI and they are included under his name in the table. Jay Schottenstein shares voting or dispositive power as either trustee or trust advisor of trusts that own 5,185,318 shares, which shares are also included under his name in the table. Geraldine Schottenstein has sole voting and dispositive power as trustee of trusts that own 3,163,867 shares and shares voting or dispositive power as either trustee or trust advisor of trusts that own 8,365,896 shares, all of which shares are included under her name in the table. Ann Deshe shares voting or dispositive power as either trustee or trust advisor of trusts that own 5,027,904 shares, which shares are included under Ari Deshe’s name in the table. Susan Diamond has sole voting and dispositive power of trusts that own 904,040 shares, and shares voting or dispositive power as either trustee or trust advisor of trusts that own 1,847,327 shares, which shares are included under Jon Diamond’s name in the table. The business address for each of RVI and the members of the Schottenstein-Deshe-Diamond families is 1800 Moler Road, Columbus, Ohio 43207-1698.

(3)
Includes the following shares for options exercisable within 60 days of April 16, 2001: Mr. Deshe—57,375; Mr. Diamond 57,375; Mr. Doolan—82,125; Mr. Harrison—28,125; Mr. Jesselson—34,875; Mr. Ketteler—28,125; Mr. Kolber—586,134; Mr. Leedy—40,875; Mr. Marakas—46,125; Mr. Markfield—511,503; Mr. J. Schottenstein—790,500; Mr. S. Schottenstein—33,750; Mr. Thompson—88,875; Mr. Wedren—34,875; and Ms. Weil—138,653; and directors and officers as a group—2,628,215.

PROPOSAL ONE:    ELECTION OF DIRECTORS

General

          The Board of Directors is divided into three classes. Each class of directors is elected for a three-year term. The Board of Directors has nominated five candidates to be elected at the Annual Meeting to serve as Class III Directors for three year terms ending at the 2004 annual meeting or when their successors are duly elected and qualified. All nominees are currently directors of the Company. The terms of the remaining nine Class I and Class II Directors expire at the annual meetings to be held in 2002 and 2003.

          The enclosed proxy, if returned duly executed and not revoked, will be voted as specified in the proxy, or if no instructions are given will be voted FOR each of the nominees listed below. If any nominee should become unavailable to serve, the Board of Directors may decrease the number of directors pursuant to the Bylaws or may designate a substitute nominee, in which event the proxy will be voted FOR such substitute nominee. The Board has no reason to believe that any nominee will be unavailable or, if reelected, unable to serve.

          Certain information regarding each nominee and each incumbent director is set forth below as of April 16, 2001, including age, principal occupation, a brief description of business experience during at least the last five years, and other directorships.

Information Regarding Class III Directors With Terms Expiring in 2001

          Jon P. Diamond, age 43, has been a director of the Company since November 1997. Since 1996, Mr. Diamond has served as President and Chief Operating Officer of Safe Auto Insurance Company, a property and casualty insurance company and as Executive Vice President and Chief Operating Officer from 1993 to 1996. Mr. Diamond served as Vice President of Schottenstein Stores Corporation (“SSC”) from March 1987 to March 1993 and served in various management positions with SSC since 1983. He also serves on the Board of Directors of Value City Department Stores, Inc. (“VCD”).

          Martin P. Doolan, age 61, has been a director of the Company since August 1995. Mr. Doolan has served as Vice Chairmain of Value City Department Stores since July 1999. Since 1982, Mr. Doolan has served as Chairman and CEO of Multitech Enterprises, Inc., a company that provides management services for financially distressed companies. Mr. Doolan previously served as President and Chief Executive Officer and as a director of VCD from July 1997 through June 1999. Prior to joining VCD, Mr. Doolan served as Chairman, President and Chief Executive Officer of U.S. Netting, Inc., a manufacturer of plastic extruded filtration netting headquartered in Austin, Texas. He served as Chairman of Bestop, Inc., an automotive convertible top manufacturer from 1988 to June 1995. He has also served as Chief Executive Officer of a number of other companies including Walt’s Radiator and Muffler, Inc., an automotive retail service and distribution chain where he continues to serve as Chairman; Sun Engine, a remanufacturer of domestic automobile engines; Pilliod Cabinet Corp., a furniture manufacturer; and Sunwest International, a brass door and hardware manufacturer.

          Gilbert W. Harrison, age 60, has served as a director of the Company since July 1997. Mr. Harrison is Chairman of Financo, Inc., an investment and banking firm founded in 1971. Financo provides financial advisory services to retail, apparel and other merchandise related companies. Mr. Harrison serves on the Board of the Fashion Institute of Technology, the Board of The Wharton School of the University of Pennsylvania, the Board of the Peggy Guggenheim Collection in Venice, Italy, and the Board of Bluelight.com, an affiliate of Kmart Corporation.

          Thomas R. Ketteler, age 58, has been a director of the Company since January 1994. Mr. Ketteler has served SSC as Executive Vice President of Finance and Treasurer since September 2000. Prior to that, Mr. Ketteler has served SSC as Chief Operating Officer since April 1995, as a director since 1985 and Vice President of Finance since 1981. Prior to that time, he was a partner in the firm of Alexander Grant and Company, Certified Public Accountants. Mr. Ketteler is an officer and director of various other corporations owned or controlled by the Schottenstein family.

          James V. O’Donnell, age 60, has served as the Company’s Chief Operating Officer and a member of the Board of Directors since December 2000. Prior to joining the Company, since December 1999, Mr. O’Donnell served as President and Chief Operating Officer of Lyte, Inc., a retail technology services company. From 1997 to 2000, Mr. O’Donnell served as Director of Merchant Banking for Colmen Capital Advisors, Inc., and as a Project Consultant for the C. Everett Koop Foundation. From 1992 to 1997, Mr. O’Donnell was an owner and Chief Executive Officer of Computer Aided Systems, Inc. From 1980 to 1992, Mr. O’Donnell held various executive positions at The Gap Inc., and from 1987 to 1992, he was a member of the Board of Directors and was Executive Vice President. From 1989 to 1992, he served as Chief Operating Officer of The Gap Inc. Mr. O’Donnell is currently a member of the Advisory Board to the Villanova University College of Commerce and Finance, and a member of the Board of Directors of North America Media Engines, Inc. in Toronto, Canada.

Information Regarding Nominees For Class I Directors With Terms Expiring in 2002

          Ari Deshe, age 50, has been a director of the Company since November 1997. Since 1996, Mr. Deshe has served as Chairman and Chief Executive Officer of Safe Auto Insurance Company, a property and casualty insurance company and he served as President and Chief Executive Officer from 1993 to 1996. Prior to that, Mr. Deshe served as President of Safe Auto Insurance Agency from 1992 to 1993 and President of Employee Benefit Systems, Inc. from 1982 to 1992. He also serves on the Board of Directors of VCD.

          Michael G. Jesselson, age 49, has served as a director of the Company since November 1997. Mr. Jesselson is President of Jesselson Capital Corporation, a private investment corporation headquartered in New York City. He also serves on the Board of Directors of a number of nonprofit institutions.

          George Kolber, age 50, serves as Vice Chairman of the Company’s Board of Directors since December 1995. He has served as Vice Chairman and Chief Executive Officer of VCD since December 2000. From December 1995 to December 2000, he served as Chief Operating Officer of the Company. Prior to joining the Company, he served as Vice President of SSC since 1979 and as Vice President, Administration of VCD from 1990 until 1993. Prior to that time, Mr. Kolber served as Vice President and Chief Financial Officer of Strauss Stores and R&S Strauss Associates. He has also served as Chairman of the Board of Directors of Penn Jersey Auto Stores and on the Board of Directors of Wieboldts Department Stores.

           Roger S. Markfield, age 59, has served as President and Chief Merchandising Officer of the Company since February 1995 and prior thereto as Executive Vice President Merchandising for the Company and its predecessors since May 1993. Mr. Markfield became a member of the Board in March 1999. Prior to joining the Company, he served as Executive Vice President—General Merchandising Manager for the Limited Division of The Limited, Incorporated, a large national specialty retailer from May 1992 to April 1993. From 1969 to 1976 and from 1979 to 1992, he was employed by R.H. Macy & Co., a national retailer operating department and specialty stores, as a Buyer in Boys’ Wear rising to the office of President of Corporate Buying —Mens. From 1976 to 1979, Mr. Markfield served as Senior Vice President of Merchandising and Marketing for the Gap Stores, Inc.

          Jay L. Schottenstein, age 47, has served as Chairman and Chief Executive Officer of the Company and its predecessors since March 1992 and prior to that time he served as a Vice President and Director of the Company’s predecessors since 1980. He has also served since March 1992 as Chairman and Chief Executive Officer of SSC, a privately-held company with interests in retailing, real estate and manufacturing. He has also served as Chairman since March 1992 and as Chief Executive Officer from April 1991 through July 1997, of VCD, a company that operates a chain of off-price department stores and is 56.3% owned by SSC, with the remaining shares publicly-held and traded on the New York Stock Exchange. Mr. Schottenstein served as Vice Chairman of SSC since 1986 and as a director of SSC since 1982. He has also served as an officer and director of various other corporations owned or controlled by members of his family since 1976. Jay L. Schottenstein is the nephew of Saul Schottenstein and the brother-in-law of Ari Deshe and Jon P. Diamond.

Information Regarding Class II Directors With Terms Expiring in 2003

          John L. Marakas, age 74, has been retired since April 1991. Prior to his retirement, Mr. Marakas served as President and a director of Nationwide Corporation, an insurance and financial services holding company from March 1972 to April 1990 and as President and a director of Nationwide Life Insurance Company from September 1981 to April 1991. Mr. Marakas has been a director of the Company since April 1994.

          Saul Schottenstein, age 79, has been a director of the Company and its predecessors since 1980. He has served as President of SSC since 1984, and as a director of SSC since 1982. He served as Executive Vice President of SSC from 1982 to 1984. Prior to that time he served in various executive capacities with SSC since 1946. He is also an officer and director of various other corporations owned or controlled by the Schottenstein family, including VCD.

          David W. Thompson, age 48, has been a director of the Company since January 1994. Mr. Thompson has served as President since June 1993 of Value City Furniture, a division of SSC. From June 1981 to June 1993, Mr. Thompson served as Vice President of Value City Furniture.

          Gerald E. Wedren, age 64, has been a director of the Company since November 1997. Mr. Wedren has served as President of Craig Capital Co., a Washington D.C. based merger and acquisition firm since 1973. Mr. Wedren has been Managing Partner of Tavern Real Estate Limited Partnership and Wedren Associates, which owns and leases properties in the Washington and Baltimore area, since 1988. Mr. Wedren was President of G.E.W. Inc., an owner of fast food restaurants, from 1981 to 1988. Mr. Wedren is also a director of Tavern Realty Co.

Information Concerning Board of Directors

          During the fiscal year ended February 3, 2001 (“Fiscal 2000”), the Board of Directors met six times. Saul Schottenstein did not attend any of the meetings. The Board has a standing Audit Committee and a standing Compensation and Stock Option Committee.

           Directors who are not employees are paid $2,000 for each Board and Committee meeting attended and $1,000 for each telephonic meeting, with a minimum annual compensation of $8,000. Directors who are employees of the Company do not receive separate compensation for serving as directors.

          The Company’s 1999 Stock Incentive Plan, provides for the automatic grant of options to purchase 3,750 shares of common stock to each non-employee director on the first trading day of each fiscal quarter. The exercise price for each option is the fair market value of the common stock on the date of grant. The exercise price must be paid either in cash or its equivalent. The Compensation Committee may permit exercise by tendering previously acquired shares or by other means approved by the committee. All of the options become exercisable one year after the date of grant and remain exercisable for a period of ten years from the date of grant, subject to earlier termination after termination of the option holder’s service as a director of the Company. The options are transferable by the option holders either (i) if transferred without consideration to immediate family members, or the entities they control, or (ii) if such transfer is approved by the Compensation Committee.

          The members of the Compensation and Stock Option Committee are Michael G. Jesselson, John L. Marakas, and Gerald E. Wedren. The function of the Compensation Committee is to consult with and advise the Chairman with respect to the Company’s compensation policies, including compensation of senior management. The Compensation Committee determines the number and terms of any stock options to be granted under the Company’s 1994 Stock Option Plan and 1999 Stock Incentive Plan. The Compensation Committee also administers the Company’s Management Incentive Plan. The Compensation and Stock Option Committee met four times in Fiscal 2000.

          The members of the Audit Committee are independent directors of the Company. The function of the Audit Committee is to recommend to the Board a firm of accountants to serve as the Company’s auditors and to review with the independent auditors and the appropriate corporate officers matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the audit. The Audit Committee also reviews and approves the terms of any new related party agreements. The Audit Committee met four times in Fiscal 2000. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is attached as Appendix A.

Report of the Audit Committee

          The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements for the year ended February 3, 2001.

          The audit committee also discussed with our independent auditors, Ernst & Young LLP, the matters required to be discussed by the codification of Statements on Auditing Standards 61, Communications with Audit Committees, as subsequently amended. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors independence.

          In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended February 3, 2001 for filing with the Securities and Exchange Commission.

          Michael G. Jesselson, Audit Committee Member
          John L. Marakas, Audit Committee Member
          Gerald E. Wedren, Audit Committee Member

Executive Officers

          The following persons are executive officers of the Company. For information regarding officers who are also directors, see “Election of Directors.” The officers of the Company are elected annually by the Board and serve at the pleasure of the Board.

          Laura A. Weil, age 44, has served as Chief Financial Officer of the Company since December 1995. Prior to joining the Company, she was a consultant to companies including SSC, from March 1995 to December 1995. From 1992 to 1995, she was Senior Vice President and the head of the retailing investment banking practice at Oppenheimer & Co., Inc. Prior to joining Oppenheimer, Ms. Weil held various executive positions at R.H. Macy & Co., Inc. from 1989 to 1992, including Vice President-Finance and Chief Financial Officer-Credit Operations. From 1988 to 1989 she was an executive with L’Herbier de Provence, a Paris-based cosmetics and toiletries retailer. From 1979-1981 and 1983-1988, Ms. Weil held various investment banking positions with Lehman Brothers and its predecessor Lehman Brothers Kuhn Loeb. Inc., including Vice President of the firm’s Merchandising group.

          Joseph E. Kerin, age 55, has served as Executive Vice President Stores and Operations of the Company and its predecessors since January 1991. From May 1989 to November 1989, he served as a Regional Store Manager for VCD. Prior to that time, he held various positions with the Company’s predecessors, including Senior Vice President—Store Operations from October 1987 to October 1988, Vice President—General Manager Store Operations from February 1979 to October 1987, General Manager Store Operations from November 1975 to February 1979 and Regional/District Manager of the Silverman’s Division from October 1972 to November 1975.

          Michael J. Leedy, age 32, has served as Executive Vice President of Marketing and AE Direct since June 1999. From February 1995 to May 1999 he served as Vice President of Marketing. Prior to joining the Company, Mr. Leedy served as President of Method, Inc., a consulting firm providing services to the Company.

          Dale E. Clifton, age 47, has served the Company and its predecessors as Controller since June 1986, as Chief Accounting Officer since October 1988, and as Vice President since October 1994. He served the Company and its predecessors as Assistant Controller from 1984 to June 1986. Prior to joining the Company, he worked as a Certified Public Accountant from 1975 to 1984 at Alpern, Rosenthal & Company.

          Sheila Caplan Reinken, age 40, has served the Company as Vice President of Finance and Treasurer since January 2001. Before joining the Company, she served as Vice President and Treasurer of Ames Department Stores, Inc. from August 1999 through January 2001. Prior to that time, she served as Vice President and Treasurer of Levitz Furniture Corporation from 1997 to 1999 and served on the Board of Directors. She also served as Treasurer from 1994 to 1997 and held various finance positions at Levitz from 1985 to 1994.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who are beneficial owners of more than ten percent of the Company’s Common Stock (“reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Company believes that, during Fiscal 2000, all filing requirements applicable to reporting persons were complied with except for late filings for: Mr. Jesselson, Mr. Kolber, and Ms. Weil.

Executive Officer Compensation

          The following table shows certain information regarding compensation earned during Fiscal 2000 and each of the last three fiscal periods by the Company’s Chief Executive Officer and each of the Company’s four most highly compensated executive officers.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Options/ SARs (#)
	(1)			(2)	(7)
Jay L. Schottenstein (3)	2000	$254,859	None	None	None	225,000
Chairman and Chief	1999	$250,050	None	None	None	225,000
Executive Officer	1998	$250,050	None	None	None	180,000

George Kolber (5)	2000	$713,462	$1,100,000	$34,109	$2,206,875	225,000
Vice Chairman and Former	1999	$600,000	$1,200,000	$34,045	None	225,000
Chief Operating Officer	1998	$500,000	$753,125	$34,472	$401,250	157,500

Roger S. Markfield (4)	2000	$713,462	$3,254,000	$12,691	None	None
President and Chief	1999	$600,000	$1,200,000	$12,456	$2,825,014	900,000
Merchandising Officer	1998	$500,000	$753,125	$12,460	$267,500	157,503

Laura A. Weil	2000	$372,060	$265,000	None	$276,750	90,000
Executive Vice President	1999	$315,016	$315,000	None	None	120,000
and Chief Financial Officer	1998	$265,044	$303,425	None	$292,275	96,000

Michael J. Leedy (6)	2000	$305,810	$200,000	None	$138,375	None
Executive Vice President of	1999	$250,016	$250,000	None	$423,750	120,000
Marketing and AE Direct	1998	$225,004	$187,594	None	$186,563	67,500

(1)	2000 refers to the fifty-three week period ended February 3, 2001. 1999 and 1998 refer to the fifty-two week periods ended January 29, 2000, and January 30, 1999, respectively.

(2)
Includes amounts in 2000 of $28,962 for housing allowances and $5,147 in car allowances for Mr. Kolber, and $12,691 for car allowances for Mr. Markfield. Includes amounts for 1999 of $28,420 for housing allowances, and $5,625 for car allowances for Mr. Kolber, and $12,456 for car allowances for Mr. Markfield. Includes amounts for 1998 of $28,372 for housing allowances, $5,625 for car allowances, and $475 for commuting for Mr. Kolber, and $12,460 for car allowances for Mr. Markfield.

(3)	Jay L. Schottenstein is also Chairman of SSC and VCD. He does not devote his full business time to the Company.

(4)
Mr. Markfield is employed pursuant to an employment agreement dated September 8, 1999. His agreement has an initial term of three years and continues from year to year thereafter, subject to earlier termination by either party. It provides for an annual base salary of $600,000, eligibility for an annual cash bonus under the Company’s Management Incentive Plan, recommended grants of up to 300,000 restricted shares and options for 900,000 shares under the Company’s 1999 Stock Incentive Plan, and other fringe benefits. It provides for severance payments equal to one year of base salary and continued medical coverage in the event of a non-cause termination by the Company. The Board may increase Mr. Markfield’s base salary at their discretion.

(5)
Mr. Kolber is employed as Vice Chairman of the Company’s Board of Directors pursuant to an employment agreement dated December 4, 2000. Until December 2000, Mr. Kolber served as Chief Operating Officer. His December 2000 employment agreement has an initial term of five years and is automatically extended for one additional five year period, subject to earlier termination by either party. His agreement provides for a base salary of $200,000 for the first three years and $300,000 in the last two years. In connection with this agreement, Mr. Kolber was granted 82,500 shares of restricted stock. On February 3, 2001, 37,500 shares vested, with the remaining shares to vest on the last day of Fiscal 2001. In addition, Mr. Kolber’s unvested options and restricted stock grants vested on February 4, 2001. Mr. Kolber became CEO of VCD in December 2000. He does not devote his full business time to the Company.

(6)
Mr. Leedy is employed pursuant to an employment agreement dated February 1, 1999. The agreement has an initial term of three years and continues from year to year thereafter, subject to earlier termination by either party. It provides for an annual base salary of $250,000, eligibility for an annual cash bonus under the Company’s Management Incentive Plan, recommended grants of up to 45,000 restricted shares and options for 120,000 shares under the Company’s 1999 Stock Incentive Plan, and other fringe benefits. The Board may increase Mr. Leedy’s base salary at their discretion.

(7)
The value of the restricted stock included in the Summary Compensation Table is based on the fair market value at the date of grant. A portion of the shares granted in 2000 vested on March 28, 2001. The shares granted in 1999 vested on February 28, 2000 upon certification from the Compensation Committee that the Company met certain performance goals defined in the restricted stock agreements. The 1998 shares of restricted stock vest 20% per year, except for the grant to Ms. Weil of which 20% vested immediately and 20% vests each year for the next four years, and the grant to Mr. Kolber which vested on February 4, 2001 in connection with his employment agreement. Based on the fair market value at February 3, 2001 of $37.00 per share, the value of the restricted stock awarded for: Mr. Kolber was $3,052,500 for 2000 and $2,497,500 for 1998; Mr. Markfield was $3,700,000 for 1999 and $1,665,000 for 1998; Ms. Weil was $666,000 for 2000 and $832,500 for 1998; and Mr. Leedy was $333,000 for 2000, and $555,000 for 1999 and 1998.

Option/SAR Grants In Last Fiscal Year

          The following table sets forth certain information regarding individual grants of stock options in Fiscal 2000 to each of the Company’s most highly compensated executive officers disclosed in the Summary Compensation Table.

Name	Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($) (1)
Jay L. Schottenstein	225,000	8.9%	$15.77	April 17, 2010	$2,559,307
George Kolber	225,000	8.9%	$15.77	April 17, 2010	$2,559,307
Roger S. Markfield	—	—	—	—	—
Laura A. Weil	90,000	3.5%	$15.77	April 17, 2010	$1,023,723
Michael J. Leedy	—	—	—	—	—

(1)
The grant date present value was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rates of 5.8%; no dividend yield; volatility factor of the expected market price of the Company’s common stock of .933; weighted-average expected life of the option of 5 years; and an expected forfeiture rate of approximately 9.3%.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

          The following table provides certain information on the exercise of options during Fiscal 2000 and the number and value of stock options held by the executive officers named in the Summary Compensation Table at February 3, 2001.

	Shares Acquired on	Value	Number of Unexercised Options at February 3, 2001 (#)		Value of Unexercised In-The-Money Options at February 3, 2001 ($) (1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jay L Schottenstein	600,000	$11,939,114	462,000	786,750	$14,551,854	$21,249,466
George Kolber	301,500	$ 4,254,008	75,000	739,500	$ 1,149,997	$19,496,410
Roger S. Markfield	31,500	$ 278,687	300,000	694,500	$ 4,600,052	$12,134,756
Laura A. Weil	60,912	$ 1,040,805	84,988	235,850	$ 2,019,225	$ 5,113,331
Michael J. Leedy	63,625	$ 1,109,826	—	127,250	—	$ 2,563,762

(1)
Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at February 3, 2001 of $37.00. An option is in-the-money if the fair market value of the underlying shares exceeds price of the option.

          The following “Compensation Report of the Board of Directors” and “Performance Graph” shall not be deemed incorporated by reference by general statement incorporating by reference this Proxy Statement into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION REPORT OF THE BOARD OF DIRECTORS

          General.    The key components of the Company’s executive officer compensation include both short-term and long-term components. Short-term compensation consists of an executive officer’s annual base salary and annual cash bonus. Long-term, equity-based compensation can include grants of restricted stock and stock options awards. The Compensation Committee has the authority to advise the Chairman with respect to the Company’s overall compensation policy, including compensation of senior management. Beginning in Fiscal 1998, the Board of Directors modified its historical delegation to the Chairman of the Board of the authority to establish the annual salary and bonus compensation of the officers of the Company, other than the Chairman’s compensation, with the implementation of the Company’s Management Incentive Plan (the “Incentive Plan”). The Compensation and Stock Option Committee (the “Compensation Committee”) of the Board of Directors also has the authority to grant awards in the form of stock options, stock appreciation rights, restricted stock awards, performance units, or performance shares under the Company’s 1999 Stock Incentive Plan (the “Stock Plan”).

          Chief Executive Officer’s Compensation.    Beginning in 1994, the year that the Company went public, Jay L. Schottenstein, the Company’s Chairman and Chief Executive Officer, began receiving a salary in the amount of $250,000 per year. The Board of Directors did not change the Chairman’s annual salary during Fiscal 2000. The Compensation Committee did grant the Chairman options to purchase 225,000 shares, at market value, pursuant to the Stock Plan during Fiscal 2000. The Compensation Committee’s determination to grant such options was based on a number of factors, including the fact that the Chairman has never received an annual salary increase or an annual bonus, as well as the Compensation Committee’s subjective perception of the Chairman’s performance and his historical and anticipated future contributions to the success of the Company. The determination was not based on specific objective criteria and no specific weight was given to any of the factors considered.

           Executive Officer Compensation.    The Fiscal 2000 base salaries for the executive officers named in the Summary Compensation Table were determined by the Chairman and approved by the Compensation Committee as a part of the Incentive Plan. Bonuses earned under the Incentive Plan for Fiscal 2000 and Fiscal 1999 are included in the Summary Compensation Table in the year that they were earned. Bonuses included in the Summary Compensation Table for Fiscal 1998 are the amounts earned in Fiscal 1998 and were also earned under a prior version of the Incentive Plan. The Incentive Plan was developed by the Compensation Committee with the assistance of an outside compensation consultant. As a part of the Incentive Plan, the Compensation Committee fixed annual bonus payments equal to varying percentages of base salary, with the bonus payments contingent on meeting pre-established performance measures. The determination of base salaries and bonus percentages was not based on specific objective criteria. No specific weight was given to any of the factors considered. For Fiscal 2000, performance goals under the Incentive Plan were not met because of a weak second quarter. However, based on the strength of the Company’s performance in the second half of the year, the Chairman determined to pay certain cash bonuses for Fiscal 2000 to executive officers outside of the Incentive Plan.

          Stock Awards.    The Stock Plan was approved by the stockholders on June 8, 1999, for the purpose of providing incentives to key employees of the Company and its affiliates, consultants who provide significant services to the Company and its affiliates, and directors of the Company who are not employees. The Plan is intended to motivate these individuals to further the growth and profitability of the Company. The Compensation Committee, which administers the Stock Plan, granted additional options, at market value, to executive officers as set forth above under “Options/SAR Grants in Last Fiscal Year.” These options expire ten years from the grant date. The determination to grant such options was based on a number factors, including recommendations of the Chairman and the Compensation Committee’s subjective perception of the individual’s performance and historical and anticipated future contributions to the success of the Company. The determination was not based on specific objective criteria and no specific weight was given to any of the factors considered. The options become exercisable eight years after the grant date, unless subject to accelerated vesting based on annual Company performance goals. As discussed above, even though the performance goals fixed for Fiscal 2000 were not met, in consideration of the Company’s strong second half performance, the Committee that approves the establishment of these goals accelerated the vesting of 20% of all performance based options and 60% of Fiscal 2000 restricted stock awards, where permitted under the Incentive Plan,

          The following members of the Board of Directors respectfully submit this report:

Jay L. Schottenstein	James V. O’Donnell	Gilbert W. Harrison	David W. Thompson
Saul Schottenstein	Ari Deshe	Michael G. Jesselson*	Gerald E. Wedren*
George Kolber	Jon P. Diamond	Thomas R. Ketteler
Roger S. Markfield	Martin P. Doolan	John L. Marakas*

          * Members of the Compensation and Stock Option Committee.
PERFORMANCE GRAPH

          The following graph shows the percentage change in the cumulative total return performance to holders of the Company’s Common Stock with that of The Nasdaq Stock Market—U.S. Index and the Standard & Poor’s Specialty Apparel Index, both of which are published indexes. The Company’s Common Stock is traded on The Nasdaq National Market under the symbol “AEOS”. The comparison of the cumulative total returns for each investment assumes that $100 was invested in the Company’s Common Stock and the respective index on July 31, 1995.

Compensation Committee Interlocks and Insider Participation

          The Compensation and Stock Option Committee administers and grants awards under the Company’s Management Incentive Plan and 1999 Stock Plan. The Compensation Committee consists of John L. Marakas, Gerald E. Wedren, and Michael G. Jesselson. None of the members are present or former officers of the Company or have affiliates that are parties to agreements with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Schottenstein-Deshe-Diamond families (the “families”) own 100% of RVI. As of April 16, 2001, the families, through their ownership of RVI, as well as personal holdings, beneficially owned 32.2% of the outstanding shares of Common Stock of the Company. As long as the families own a substantial portion of the Company’s voting shares, they will have significant influence over any action requiring stockholder approval.

          The Company and its subsidiaries have certain relationships and transactions with other entities controlled by the Schottenstein-Deshe-Diamond families. The Company’s Bylaws provides that any such related party transaction will be subject to approval by a majority of the disinterested directors of the Company and will be on terms which, in the judgment of such directors, will be no less favorable to the Company than could be obtained from unaffiliated parties.

Office/Distribution Center Lease

          The Company leases its distribution center and headquarters offices from an affiliate, Linmar Realty Company, a partnership owned indirectly by the Schottenstein-Deshe-Diamond families. In September 1999, the distribution center facility was expanded to add 120,000 square feet. As a result, the Company entered into an amended operating lease, effective September 1, 1999, expiring on December 31, 2020. The new lease provides for annual rental payments of approximately $2.0 million through 2000, $2.4 million through 2005, $2.6 million through 2015, and $2.7 million through the end of the lease. Additionally, the Company is required to pay all real estate taxes, insurance, maintenance and certain other expenses. For Fiscal 2000, the Company recorded $2,541,000 of rent expense under the lease.

Merchandise Services Agreement

          From time to time, the Company sells its overstock merchandise to VCD, with certain restrictions regarding presentation of the merchandise. For Fiscal 2000, the Company sold approximately $11,540,000 in merchandise to VCD.

Other Services

          Schottenstein Stores Corporation and its affiliates charge the Company for various services provided to the Company, including legal and insurance services. For Fiscal 2000, these costs were approximately $1,260,000.

          The Company has engaged the services of an affiliate of SSC to assist with the liquidation of the Braemar store inventory. The Braemar stores were acquired as part of an acquisition of Canadian divisions in November 2000 from Dylex Limited. The agreement is in effect until the Braemar stores are closed and the store locations are turned over to the Company for conversion to American Eagle stores. The agreement provides compensation to the consultant based on several factors, including proceeds from the sale of inventory and store performance versus plan. During Fiscal 2000, the Company paid approximately $90,000 to the consultant, excluding reimbursement of direct expenses.

PROPOSAL TWO:    APPROVAL OF AMENDMENTS TO
THE AMERICAN EAGLE OUTFITTERS, INC. 1999 STOCK INCENTIVE PLAN

          The Board of Directors has unanimously approved an amendment to the American Eagle Outfitters, Inc. 1999 Stock Incentive Plan (the “1999 Plan”), subject to approval of the amendment by the stockholders, to increase the number of shares that may be issued under the 1999 Plan to 11,000,000 shares from 6,000,000. At the Annual Meeting there will be submitted to stockholders a proposal to approve the amendment to the 1999 Plan.

          The following summary of the principal features of the 1999 Plan is qualified in its entirety by the full text of the Plan, as amended, which is attached hereto as Appendix B and incorporated herein by reference. A vote in favor of approving the amendment to the 1999 Plan will constitute approval of all terms of the 1999 Plan, including those applicable to “covered officers” designated from time to time by the Committee.

Purpose

          The 1999 Plan is intended to further the growth and profitability of the Company by providing increased incentives to and encourage stock ownership on the part of: certain employees of the Company and its affiliates; consultants who provide significant services to the Company and its affiliates (“consultants”); and directors of the Company who are employees of neither the Company nor any affiliate (“nonemployee directors”).

General

          The 1999 Plan permits the granting of stock options, stock appreciation rights, restricted stock awards, performance units and performance shares (collectively, “Awards”) to eligible participants. The total number of shares of the Company’s common stock available for Awards to be granted under the 1999 Plan prior to the amendment was 6,000,000 shares, after adjusting for stock splits, and is 11,000,000 shares as amended. If an Award expires or is canceled without having been fully exercised or vested, the unvested or canceled shares will be available again for grants of Awards.

Administration of the 1999 Plan

          The 1999 Plan is administered by the Compensation and Stock Option Committee of the Company’s Board of Directors (the “Committee”). The members of the Committee must qualify as “non-employee directors” under Rule 16b-3 under the Securities Exchange Act of 1934 (“Rule 16b-3”), and as “outside directors” under section 162(m) of the Internal Revenue Code (the “Code”). Subject to the terms of the 1999 Plan, the Committee has the sole discretion to determine the key employees and consultants who shall be granted Awards, the terms and conditions of such Awards, and to construe and interpret the 1999 Plan. The Committee is responsible for making adjustments in outstanding Awards, the shares available for Awards, and the numerical limitations for Awards to reflect any transactions such as stock splits or stock dividends. The Committee may delegate its authority to one or more directors or officers, but only the Committee can make Awards to participants who are executive officers of the Company. The Board of Directors may amend or terminate the 1999 Plan at any time and for any reason, but to the extent required under Rule 16b-3, material amendments to the 1999 Plan must be approved by stockholders.

Eligibility to Receive Awards

          Management and key employees and consultants of the Company and its affiliates (i.e., any corporation or other entity controlling, controlled by, or under common control with the Company) are eligible to be selected to receive one or more Awards. The estimated number of eligible participants is approximately 1,000 persons. At April 1, 2001, a total of 877 employees and 26 consultants had received stock option Awards under the 1999 Plan. The actual number of employees and consultants who will ultimately receive Awards under the 1999 Plan cannot be determined because eligibility for participation in the Plan is at the discretion of the Committee. No participant can receive Awards covering more than 3,000,000 shares under the 1999 Plan. The 1999 Plan permits nonemployee directors to elect to receive all or part of their annual retainer in shares of the Company’s common stock, and provides for the automatic grant of options to purchase 3,750 shares each fiscal quarter to nonemployee directors. Nonemployee directors are not eligible for any of the other Awards available under the 1999 Plan.

Awards to Covered Officers

          For each performance period, the Committee will designate, prior to the completion of 25% of the period (or such earlier or later date as is permitted or required by Section 162(m)), which executive officers are deemed to be “covered officers,” the deductibility of whose compensation may be limited by Section 162(m) of the Code. All Awards to covered officers must be made in a manner that allows for the full deductibility of the Award by the Company. In general, options granted at fair market value will qualify. All other Awards must be contingent on the achievement of one or more “performance goals,” based on the business criteria of the type defined in the 1999 Plan, in amounts determined by the Committee prior to the completion of 25% of the performance period. Extraordinary events, as defined in the 1999 Plan will either be excluded or included in determining whether performance goals are achieved, whichever will produce the higher Award. The Committee does, however, have the discretion to reduce the amount of any Award, taking into consideration extraordinary events or other factors. In no event can an Award under the 1999 Plan to a covered officer be increased. Awards may be paid to covered officers only after the Committee has certified in writing that the performance goals have been achieved.

Options

          The Committee may grant incentive stock options, which entitled the holder to favorable tax treatment, and/or nonqualified stock options. To date, the Committee has followed a policy of granting only nonqualified options under the 1999 Plan. The number of shares covered by each option is determined by the Committee. The price of the shares of the Company’s common stock subject to each option is set by the Committee but cannot be less than 25% of the fair market value of the shares on the date of grant. In addition, the exercise price of an incentive stock option must be at least 100% of fair market value on the grant date or 110% of fair market value if the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. To date, the Committee has followed a policy of only granting options under the 1999 Plan at fair market value.

          The exercise price of each option must be paid in full at the time of exercise. The Committee may permit payment through the tender of shares of the Company’s common stock already owned by the participant, or by any other means which the Committee determines to be consistent with the Plan’s purpose. Any taxes required to be withheld must be paid by the participant at the time of exercise. If the exercise price of an option is paid in shares, the Committee may provide that the participant will receive a new option covering a number of shares equal to the number of shares tendered to exercise the previously granted option, including shares used for tax withholding. The terms and conditions of the new option generally will be similar to the terms and conditions applicable to the exercised option, except that the new option will have an exercise price determined on the date of its grant. To date, the Committee has not provided for the grant of such new options under the 1999 Plan.

          Options become exercisable and terminate at the times and on the terms established by the Committee, but options generally may not expire later than 10 years after the date of grant.

Stock Appreciation Rights

          Stock appreciation rights (“SARs”) may be granted as a separate Award or together with an option. Upon exercise of an SAR, the participant will receive a payment from the Company equal to: (1) the excess of the fair market value of a share on the date of exercise over the exercise price, times (2) the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of the Company’s common stock, as determined by the Committee. The number of shares covered by each SAR is determined by the Committee. The Committee determines the other terms and conditions of each SAR. SARs expire at the times established by the Committee, but subject to the same maximum time limits as are applicable to employee options granted under the 1999 Plan. To date, no SARs have been granted under the 1999 Plan.

Restricted Stock Awards

          Restricted stock awards are shares of the Company’s common stock which vest in accordance with terms established by the Committee in its discretion. For example, the Committee may provide that restricted stock will vest only if one or more performance goals are satisfied and/or only if the participant remains employed with the Company for a specified period of time. Any performance measures may be applied on a Company-wide or an individual business unit basis, as deemed appropriate in light of the participant’s specific responsibilities. The failure to meet performance measures can be waived by the Committee for awards other than awards to covered officers.

Performance Units and Performance Shares

          Performance units and performance shares are amounts credited to a bookkeeping account established for the participant. A performance unit has an initial value that is established by the Committee at the time of its grant. A performance share has an initial value equal to the fair market value of a share of the Company’s common stock on the date of grant. Whether a performance unit or share actually will result in a payment to a participant will depend upon the extent to which performance goals established by the Committee are satisfied. The applicable performance goals and all other terms and conditions of the Award are determined by the Committee. After a performance unit or share has vested, that is, after the applicable performance goal or goals have been achieved, the participant will be entitled to a payment of cash and/or common stock, as determined by the Committee. The Committee also may waive the achievement of any performance goals for any performance units or shares, but not for covered officers.

Nonemployee Director Options and Stock

          The 1999 Plan also provides for the automatic grant of stock options to nonemployee directors. Each nonemployee director automatically will receive, as of the first trading day in each fiscal quarter, an option to purchase 3,750 shares. This number of shares is not adjusted upward for future grants following stock splits. The exercise price of each nonemployee director option is 100% of the fair market value of the shares on the date of grant. Each such option becomes exercisable one year after the date of grant, assuming continuous service as a nonemployee director.

          All options granted to nonemployee directors will expire ten years after the date of grant. If a director terminates service on the Board prior to an option’s normal expiration date, the option will terminate three months after termination of service for any reason other than death, disability or retirement, but not later than the original maximum term of the option. Options will expire one year after termination on account of retirement, disability or death. The nonemployee director provisions of the 1999 Plan are administered by the Board of Directors rather than the Committee.

          The 1999 Plan also permits each nonemployee director to elect to forego receipt of all or a portion of the director’s meeting fees in exchange for shares of the Company’s common stock having a fair market value equal to the amount of foregone compensation. The number of shares received is determined by dividing the amount of foregone compensation by the fair market value of a share on the date that the compensation otherwise would have been paid.

Forfeiture

          If a participant or former participant engages in breach of conduct, including conduct prejudicial to or in conflict with the Company or an affiliate or competes with the Company, all outstanding and unexercised Awards may be cancelled and terminated. In addition, participants may have to reimburse the Company for any gain realized or payment received upon the exercise or payment of an Award within one year of the harmful behavior.

Awards to be Granted to Certain Individuals and Groups

          As described above, the Committee has discretion to determine the number and type of Awards to be granted to any employee or consultant. Accordingly, the actual number and type of Awards to be granted in the future is not determinable, other than the automatic grant of options to nonemployee directors. The following table sets forth the aggregate number of stock options and shares of restricted stock granted under the 1999 Plan to date, in each case as adjusted for stock splits.

Name of Individual or Group	Option Shares	Restricted Shares
Jay L. Schottenstein, Chairman and Chief Executive Officer	450,000	none
George Kolber, Vice Chairman	450,000	82,500
Roger S. Markfield, President and Chief Merchandising Officer	900,000	100,000
Laura A. Weil, Executive Vice President and Chief Financial Officer	210,000	18,000
Michael J. Leedy, Executive Vice President of Marketing and AE Direct	120,000	24,000
All executive officers, as a group	2,531,250	142,000
All directors who are not executive officers, as a group	405,000	none
All employees who are not executive officers, as a group	2,238,575	168,903

Nontransferability of Options

          Except for nonqualified stock options, Awards granted under the 1999 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. Nonqualified stock options may be transferred for no consideration to family members or to trusts or other entities for their benefit, or to other persons, if approved by the Committee.

Tax Aspects

          Based on management’s understanding of current federal income tax laws, the tax consequences of the grant of Awards under the 1999 Plan are, generally, as follows.

          A recipient of an option or SAR granted under the 1999 Plan will not have regular taxable income at the time of grant.

          Upon exercise of a nonqualified stock option or SAR, the optionee generally must recognize taxable income in an amount equal the fair market value on the date of exercise of the shares exercised, minus the exercise price. Any gain or loss recognized upon any later sale or other disposition of the acquired shares generally will be capital gain or loss.

          Upon exercise of an incentive stock option, the optionee generally will not be required to recognize any regular taxable income on account of such exercise. The optionee will have alternative minimum taxable income. Upon a later sale or other disposition of the shares, the optionee must recognize long-term capital gain or ordinary taxable income, depending upon whether the optionee holds the shares for specified holding periods.

           A participant who receives restricted stock or performance units or shares will not recognize taxable income upon receipt, but instead will recognize ordinary income when the shares or units vest. Alternatively, with respect to restricted stock, a participant may elect under section 83(b) of the Code to be taxed at the time of receipt. In all cases, the amount of ordinary income recognized by the participant will be equal to the fair market value of the shares at the time income is recognized, less the amount of any price paid for the shares. In general, any gain recognized thereafter will be capital gain.

          At the discretion of the Committee, a participant may satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an Award by electing to have shares withheld, or by delivering to the Company already-owned shares, having a value equal to the amount required to be withheld.

          The Company generally will be entitled to a tax deduction in connection with an Award made under the 1999 Plan only to the extent that the participant recognizes ordinary income from the Award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or qualifies as “performance-based” compensation under section 162(m). The 1999 Plan has been designed so that Awards to covered officers should qualify as performance-based compensation under section 162(m).

Required Vote

          Approval of the amendment of the 1999 Plan requires the affirmative vote of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting. No Awards granted subject to such approval will be paid pursuant to the 1999 Plan if stockholder approval is not obtained.

          The Board of Directors recommends that the stockholders vote “FOR” the adoption of the amendment to the 1999 Stock Incentive Plan.

PROPOSAL THREE: APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

Background

          The Board of Directors has recommended an amendment to the Company’s Certificate of Incorporation to increase the aggregate number of authorized shares of common stock from 125,000,000 to 250,000,000 (the “Amendment”) and has directed that the Amendment be submitted for approval to stockholders at the Annual Meeting.

          The Certificate of Incorporation presently authorizes the issuance of 125,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Amendment would increase the authorized number of shares of common stock to 250,000,000. No change is proposed in the number of authorized shares of preferred stock.

Proposed Amendment

          If the Amendment is approved, the text of paragraph (a) of Article Fourth of the Certificate of incorporation would read in its entirety as follows:

          (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Fifty-five Million (255,000,000) shares, consisting of 250,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), and 5,000,000 shares of Preferred Stock, $.01 par value per share (the “Preferred Stock”).

General Effect of Proposed Amendment and Reasons for Approval

          Of our 125,000,000 authorized shares of common stock, 70,836,218 were outstanding as of April 12, 2001, and after taking into account shares underlying outstanding stock options and the reservation of shares for issuance under our equity-based compensation plans, including the proposed increase in the number of shares under the 1999 Plan, approximately 41,600,000 of the 125,000,000 shares authorized in the Certificate of Incorporation remain available for issuance.

          The Board of Directors believes the Amendment is advisable in order to maintain our financing and capital-raising flexibility, to facilitate future stock splits, to have sufficient shares available for acquisitions, and other corporate purposes, and to generally maintain our flexibility in today’s competitive, fast-changing environment. There are no present agreements, understandings or plans to issue any of the additional shares that would be authorized by the Amendment.

          Adoption of the Amendment would enable the Board from time to time to issue additional shares of common stock for such purposes and such consideration as the Board may approve without further approval of our stockholders, except as may be required by law or the rules of any national securities exchange on which the shares of common stock are at the time listed. Nasdaq rules require stockholder approval to issue common stock under certain circumstances including when the number of shares to be issued equals or exceeds 20% of the voting power outstanding (currently, issuance of more than 14,167,243 shares of common stock). As is true for shares presently authorized and unissued, the future issuance of common stock authorized by the Amendment may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of common stock.

          There are no preemptive rights with respect to shares of common stock. The additional authorized shares of common stock would have the identical powers, preferences and rights as the shares now authorized, including the right to cast one vote per share and to receive dividends, if any. Under Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the Amendment. If the Amendment is approved by stockholders, it will become effective upon executing, acknowledging and filing a Certificate of Amendment required by the General Corporation Law of Delaware.

          While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, the Board does not intend or view the increase in authorized common stock as an anti-takeover measure, nor is the Company aware of any proposed or contemplated transaction of this type.

          The Board of Directors recommends a vote FOR the amendment to the Certificate of Incorporation to increase the number of shares of authorized common stock.

PROPOSAL FOUR:    REGARDING ADOPTION OF HUMAN RIGHTS STANDARDS BASED ON INTERNATIONAL LABOR ORGANIZATION CONVENTIONS

          The Amalgamated Bank of New York LongView MidCap 400 Index Fund, 11-15 Union Square, New York, NY 10003, and the New York City Employees’ Retirement System, 1 Center Street, New York, NY 10007, each the owner of more than $2,000 worth of American Eagle Outfitters stock, have co-sponsored the submission of the following stockholder proposal:

Whereas, American Eagle Outfitters, Inc. currently has extensive overseas operations, and

Whereas, reports of human rights abuses in the overseas subsidiaries and suppliers of U.S.-based corporations has led to an increased public awareness of the problems of child labor, “sweatshop” conditions, and the denial of labor rights in U.S. corporate overseas operations, and

Whereas, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on shareholder value, and

Whereas, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories, and

Whereas, these standards incorporate the conventions of the International Labor Organization (ILO) on workplace human rights which include the following principles:

1.	All workers have the right to form and join trade unions and to bargain collectively. (ILO Conventions 87 and 98)

2.	Workers representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135)

3.
There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin or other distinguishing characteristics. (ILO Convention 100 and 111)

4.	Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Convention 29 and 105)

5.	There shall be no use of child labor. (ILO Convention 138), and,

Whereas, independent monitoring of corporate adherence to these standards is essential if consumer and investor confidence in our company’s commitment to human rights is to be maintained.

Therefore, be it resolved that the shareholders request the Board of Directors to commit the company to the full implementation of these human rights standards by its international suppliers and in its own international production facilities and commit to a program of outside, independent monitoring of compliance with these standards.

          The Board of Directors recommends a vote “AGAINST” this stockholder proposal for the following reasons:

          American Eagle Outfitters is firmly committed to the goal of using only the most highly regarded and efficient suppliers throughout the world. We require our suppliers to provide a workplace environment that not only meets basic human rights standards, but also one that complies with all local legal requirements and encourages opportunity for all, dignity and respect.

          For many years, we have had a policy for the inspection of factories throughout the world where goods are produced to our order. This inspection process is important for quality control purposes, as well as customs compliance and human rights. We recently retained an internationally recognized consulting firm to assist us in developing and implementing a comprehensive vendor compliance program. This program will require all suppliers to meet our global workplace standards, including human rights standards. The new program will include the use of third party inspectors to audit compliance by vendor factories with our workplace standards.

          We believe that the requested commitment called for by this stockholder proposal is duplicative of our existing efforts on workplace human rights. We think we can be most effective by continuing to focus our efforts on existing initiatives and policies, rather than introducing a new and duplicative statement of principles.

          The Board of Directors recommends that stockholders vote “AGAINST” this stockholder proposal.

REPORT TO BE PRESENTED AT THE MEETING

          At the meeting, the Company’s Fiscal 2000 Report will be presented to stockholders for the year ended February 3, 2001. This report contains financial statements and the report of Ernst & Young LLP, independent auditors, with respect to such financial statements. Fees for the last annual audit were $159,900 and all other fees were $1,108,400, including audit related services of $326,700, and nonaudit services of $781,700. Audit related services generally include fees for business acquisitions, accounting consultations, internal audit, and SEC registration statements. The nonaudit services primarily include tax planning and compliance related amounts. It is anticipated that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire. The Fiscal 2000 Report is not to be regarded as proxy soliciting material and the Company does not intend to ask, suggest, or solicit any action from the stockholders with respect to such report.

COST OF SOLICITATION OF PROXIES

          The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.

STOCKHOLDER PROPOSALS

          Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Stockholders. Other proposals may be submitted by the Board of Directors or the stockholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a stockholder for inclusion in the Proxy Statement for the Annual Meeting of Stockholders to be held in 2002 must be received by the Company (addressed to the attention of the Secretary) on or before December 31, 2001. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Delaware, and must otherwise conform to applicable requirements of the Proxy Rules of the Securities and Exchange Commission.

OTHER MATTERS

          The only business which the management intends to present at the meeting consists of the matters set forth in this statement. The Management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy enclosed confers upon the persons designated herein authority to vote thereon in their discretion.

          The Company’s Fiscal 2000 Report, including financial statements, was furnished to stockholders prior to or concurrently with the mailing of this Proxy Statement. Extra copies of the Annual Report and copies of the Company’s Report on Form 10-K to the Securities and Exchange Commission are available upon request, directed to Laura A. Weil, Chief Financial Officer of the Company, at 150 Thorn Hill Drive, Warrendale, Pennsylvania 15086-7528, (724)-776-4857.

Appendix A

AMERICAN EAGLE OUTFITTERS, INC.

AUDIT COMMITTEE CHARTER—Adopted June 13, 2000

PURPOSE

          The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Corporation. In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, if any, or the entity performing the internal audit function, and the financial management of the Corporation.

The independent accountants for the Corporation are ultimately accountable to the Board of Directors and the Audit Committee of the Corporation, and the Audit Committee and Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation’s policies, procedures and practices. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to review periodically the Corporation’s financial reporting process and internal control system.

•
Review and recommend to the directors, after consultation with the financial management of the Corporation, the independent accountants to be selected to audit the financial statements of the Corporation.

•	If applicable, review and concur with management’s appointment, termination or replacement of the director of internal audit or the company performing the internal audit function.

•	Provide an open avenue of communication for the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

•	The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

COMPOSITION

          The Audit Committee shall be comprised of three or more directors as determined by the board, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The definition of an independent director is incorporated herein from NASD Marketplace Rule 4200(a)(14). A director who has a relationship that falls outside the definition of “independent” may nevertheless be appointed to the audit committee, if the board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the corporation and its shareholders, and the board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

          All members of the Committee shall be financially literate, and at least one member of the Committee shall have accounting or related financial management expertise. The Board shall elect members of the committee at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless the full Board elects a Chair, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department, if any, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

RESPONSIBILITIES AND DUTIES

          To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically as conditions dictate.

2.
Review the Company’s annual financial statements with management and the independent accountants to determine that the independent accountants are satisfied with the disclosure and content of the financial statements to be presented to stockholders, and report together with the financial management of the Company the results of the annual audit to the Board. Any changes in accounting principles should be reviewed.

3.
Review with the independent accountants, the Company’s internal auditor or the company performing the internal audit function, if any, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. This inquiry should place particular emphasis on the adequacy of internal controls to expose any payment, transactions, or procedures that might be deemed illegal or otherwise improper.

4.
Review with financial management and the independent accountants the quarterly financial statements and reports on Form 10-Q. The Chair of the Committee may represent the entire Committee for the purposes of this review.

Independent Accountants

5.
After consultation with the financial management of the Corporation, recommend to the Board of Directors the selection of the independent accountants, considering the independence and effectiveness, and with management’s recommendations approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

6.	Review the performance of the independent accountants and recommend to the Board any proposed discharge of the independent accountants when circumstances warrant.

7.	Annually consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

8.
The Audit Committee is responsible for ensuring that the independent accountants submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent accountants and the Company, for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants, and for recommending that the Board of Directors take appropriate action to ensure the independence of the independent accountants.

Financial Reporting Processes

9.	In consultation with the independent accountants and the internal auditors, if any, review the organization’s financial reporting processes, both internal and external.

10.
Consider and recommend to the Board of Directors, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

Process Improvement

11.
Review with financial management of the Corporation and independent accountants the results of management’s and the accountant’s analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices. Also review with financial management and the independent accountants management’s and the accountant’s qualitative judgments about the appropriateness of accounting principles and financial disclosure practices used or proposed to be used.

12.
Review any significant disagreements among management and the independent accountants or the internal auditing department or the company engaged to perform the internal audit function, if any, in connection with the preparation of the financial statements.

Ethical and Legal Compliance

13.	Inquire whether management has a review system in place to ensure that the Corporation’s financial statements and other reports filed with governmental organizations satisfy legal requirements.

14.	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other experts for this purpose, if in its judgment, that is appropriate.
APPENDIX B

AMERICAN EAGLE OUTFITTERS, INC.

1999 STOCK INCENTIVE PLAN,
as adopted March 17, 1999 and amended March 27, 2001

1.    Background, Purpose and Duration

          1.1    Effective Date.    The Plan is effective as of March 17, 1999, subject to ratification by an affirmative vote of the holders of a majority of the Shares which are present in person or by proxy and entitled to vote at the 1999 Annual Meeting of Stockholders. The Plan was amended on March 27, 2001, subject to ratification by an affirmative vote of the holders of a majority of the Shares which are present in person or by proxy and entitled to vote at the 2001 Annual Meeting of Stockholders. Awards may be granted prior to the receipt of such vote, but such grants shall be null and void if such vote is not in fact received.

          1.2    Purpose of the Plan.    The Plan is intended to further the growth and profitability of the Company by providing increased incentive to and encourage Share ownership on the part of (1) employees of the Company and its Affiliates, (2) consultants who provide significant services to the Company and its Affiliates, and (3) directors of the Company who are not employees of the Company. All management and key Employees, Consultants and Directors of the Company are eligible to receive Awards under the Plan.

2.    Definitions

          The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

          2.1    “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          2.2    “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

          2.3    “Affiliated SAR” means a SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

          2.4    “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

          2.5    “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

          2.6    “Board” means the Board of Directors of the Company.

          2.7    “Change of Control” will be deemed to have occurred if and when (i) a person, partnership, corporation, trust or other entity (“Person”) acquires or combines with the Company, or 50 percent or more of its assets or earning power, in one or more transactions, and after such acquisition or combination, less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) are owned by the owners of the voting shares of the Company outstanding immediately prior to such acquisition or combination; or (ii) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period are members of the Board (“Original Board Members”) cease for any reason to constitute at least a majority of the Board, unless the election of each Board member who was not an Original Board Member has been approved in advance by Board members representing at least two-thirds of the Board members then in office who were Original Board Members or elected by them.

          2.8    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          2.9    “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

          2.10    “Company” means American Eagle Outfitters, Inc., a Delaware corporation, its Subsidiaries and any successors.

          2.11    “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

          2.12    “Covered Officers” means those Participants who the Committee designates, for each Performance Period, in order to maintain qualified performance-based compensation within the meaning of Section 162(m).

          2.13    “Director” means any individual who is a member of the Board.

          2.14    “Disability” means a permanent and total disability within the meaning of Code section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

          2.15    “Employee” means any management or key employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

          2.16    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

          2.17    “Extraordinary Events” shall mean (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) capital gains and losses, (vi) special charges in connection with the mergers and acquisitions, and (vii) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operation appearing or incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the applicable year.

          2.18    “Fair Market Value” means (i) the average of the high and low sales price per share reported on the NASDAQ National Market, if the shares are so traded, or (ii) if the Shares are listed on a securities exchange, the average of the high and low sales price per share reported on such exchange, in each case on the Grant Date, or if there be no reported sale on that date, the next preceding date on which the Shares were traded. In all other cases, the fair market value will be determined in accordance with procedures established in good faith by the Committee and with respect to Incentive Stock Options, conforming to regulations issued by the Internal Revenue Service regarding incentive stock options the fair market value of a Share on a particular date, as determined by the Committee in good faith.

          2.19    “Fiscal Year” means the fiscal year of the Company.

          2.20    “Freestanding SAR” means a SAR that is granted independently of any Option.

          2.21    “Grant Date” means, with respect to an Award, the date that the Award was granted.

          2.22    “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.

          2.23    “Nonemployee Director” means a Director who is not an employee of the Company.

          2.24    “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

          2.25    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

          2.26    “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

          2.27    “Performance Goal” shall mean any one or more of the following performance criteria:

(a)	Income (loss) per common share from continuing operations as disclosed in the Company’s annual report to stockholders for a particular Fiscal Year; or

(b)	Income (loss) per common share from income as disclosed in the Company’s annual report to stockholders for a particular Fiscal Year; or

(c)
Income (loss) per common share or income (loss) per common share from continuing operations excluding (i) extraordinary charge(s); and/or (ii) any accruals for restructuring programs, merger integration costs, or merger transaction costs; and/or (iii) other unusual or infrequent items (whether gains or losses) as defined by generally accepted accounting principles (GAAP) which are disclosed as a separate component of income or loss on the face of the income statement or as may be disclosed in the notes to the financial statements (hereinafter “EPS”); or

(d)
Ratio of (i) operating profit, or other objective and specific income (loss) category results to (ii) average common shares outstanding (adjustments to (i) in this paragraph may be made at the time of the goal/target establishment by the Committee in its discretion); or

(e)
Any of items (a), (b), (c) or (d) on a diluted basis as described in Statement of Financial Accounting Standards No. 128 including official interpretations or amendments thereof which may be issued from time to time as long as such interpretations or amendments are utilized on the face of the income statement or in the notes to the financial statements disclosed in the Company’s annual report to stockholders; or

(f)	Common Stock price; or

(g)	Total stockholder return expressed on a dollar or percentage basis as is customarily disclosed in the proxy statement accompanying the notice of annual meetings of stockholders; or

(h)
Income (loss) (i) from continuing operations before extraordinary charge(s), or (ii) before extraordinary charge (s), or (iii) net, as the case may be, adjusted to remove the effect of any accruals for restructuring programs or other unusual or infrequent items as defined by generally accepted accounting principles (GAAP) disclosed as a separate component of income on the face of the income statement or in the notes to the financial statements; or

(i)	Net income; or

(j)	Income (loss) before income taxes; or

(k)	Percentage increase in comparable store sales as disclosed in the Company’s annual report; or

(l)
Any of items (a) through (k) above with respect to any Subsidiary, Affiliate, division, business unit or business group of the Company whether or not such information is included in the Company’s annual report to stockholders, proxy statement or notice of annual meeting of stockholders; or

(m)
Any of items (a) through (m) above with respect to a Performance Period whether or not such information is included in the Company’s annual report to stockholders, proxy statement or notice of annual meetings of stockholders; or

(n)
Total Stockholder Return Ranking Position meaning the relative placement of the Company’s Total Stockholder Return compared to those publicly held companies in the company’s peer group as established by the Committee prior to the beginning of a vesting period or such later date as permitted under the Code. The peer group shall be comprised of not less than six (6) companies, including the Company; or

(o)	Any other objective criteria established by the Committee and approved by the stockholders of the Company prior to payment of any Award based on the criteria.

          With respect to items (a), (b), (c) and (d) above, other terminology may be used for “income (loss) per common share” (such as “Basic EPS”, “earnings per common share”, “diluted EPS”, or “earnings per common share-assuming dilution”) as contemplated by Statement of Financial Accounting Standards No. 128.

          2.28    “Performance Period” means the Fiscal Year except in the following cases: (1) the Employee’s service period within a Fiscal Year in the case of a new hire or promoted Employee; or (2) a period of service determined at the discretion of the Committee prior to the expiration of more than 25% of the period.

          2.29    “Performance Share” means a Performance Share granted to a Participant pursuant to Section 8.

          2.30    “Performance Unit” means a Performance Unit granted to a Participant pursuant to Section 8.

          2.31    “Period of Restriction” means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

          2.32    “Plan” means the American Eagle Outfitters, Inc. 1999 Stock Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

          2.33    “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

          2.34    “Retirement” means, in the case of an Employee, a Termination of Service by reason of the Employee’s retirement at or after his or her having achieved a combination of years of age and years of employment by the Company or any Affiliate which equal or exceed 70 years. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.” With respect to a Nonemployee Director,“Retirement” means termination of service on the Board with the consent of the remaining Directors.

          2.35    “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

          2.36    “Section 16 Person” means a person who, with respect to the Shares, is subject to section 16 of the 1934 Act.

          2.37    “Shares” means the shares of the Company’s common stock, $.01 par value.

          2.38    “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as a SAR.

          2.39    “Subsidiary” means any entity in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the chain then owns fifty percent (50%) or more of the total combined voting power in one of the other entities in the chain.

          2.40    “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

          2.41    “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Nonemployee Director’s service on the Board for any reason.

3.    Administration

          3.1    The Committee.    The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee shall be comprised solely of Directors who both are (a) “non-employee directors” under Rule 16b-3, and (b) “outside directors” under section 162(m) of the Code.

          3.2    Authority of the Committee.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards (other than the Options granted to Nonemployee Directors pursuant to Section 9), (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

          3.3    Delegation by the Committee.    The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

          3.4    Nonemployee Directors.    Notwithstanding any contrary provision of this Section 3, the Board shall administer Section 9 of the Plan, and the Committee shall exercise no discretion with respect to Section 9. In the Board’s administration of Section 9 and the Options and any Shares granted to Nonemployee Directors, the
Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.

          3.5    Decisions Binding.    All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

4.    Shares Subject to the Plan

          4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed Eleven Million (11,000,000). Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

          4.2    Lapsed Awards.    If an Award terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award.

          4.3    Adjustments in Awards and Authorized Shares.    In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limit of Section 10.5 in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. In the case of Options granted to Nonemployee Directors pursuant to Section 9, no adjustments by stock dividends or split up will be made to the number of Shares in original grants (i.e., 3,750 per quarter), but the foregoing adjustments to outstanding Options may be made by the Board in its sole discretion to prevent the dilution or diminution of such Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

          4.4    Acceleration on Change of Control.    If a Change of Control occurs, all outstanding Options granted under the Plan will become immediately exercisable to the extent of 100% of the Shares subject thereto notwithstanding any contrary exercise or vesting periods specified in this Plan or in any applicable Award Agreement.

5.    Stock Options

          5.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

          5.2    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. In the Award Agreement with respect to each Option, the Participant, in consideration of the granting of the Option, shall agree to remain in the employ or service of the Company or an Affiliate for a period of at least one year from the Grant Date (but subject to Section 11.2).

          5.3    Exercise Price.    Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

          5.3.1    Nonqualified Stock Options.    In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than twenty-five percent (25%) of the Fair Market Value of a Share on the Grant Date.

          5.3.2    Incentive Stock Options.    In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

          5.3.3    Substitute Options.    Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options.

5.4    Expiration of Options.

          5.4.1    Expiration Dates.    Each Option shall terminate no later than the first to occur of the following events:

(a)	The date for termination of the Option set forth in the written Award Agreement; or

(b)	The expiration of ten (10) years from the Grant Date; or

(c)
Immediately upon the date and time of the Participant’s Termination of Service for a reason other than the Participant’s death, Disability or Retirement, unless the Committee in its sole discretion elects to extend the exercisability of an Option to not more than three (3) months from Termination of Service; or

(d)
The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of death, Disability or Retirement (except as provided in Section 5.8.2 regarding Incentive Stock Options).

          5.4.2    Committee Discretion.    Subject to the limits of Sections 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

          5.5    Exercisability of Options.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. However, in no event may any Option granted to a Section 16 Person be exercisable until at least six (6) months following the Grant Date.

          5.6    Payment.    Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

          Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

          As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

          5.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8    Certain Additional Provisions for Incentive Stock Options.

          5.8.1    Exercisability.    The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

          5.8.2    Termination of Service.    No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise.

          5.8.3    Company and Subsidiaries Only.    Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

          5.8.4    Expiration.    No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

          5.9    Grant of Reload Options.    The Committee may provide in an Award Agreement that a Participant who exercises all or part of an Option by payment of the Exercise Price with already owned Shares, shall be granted an additional option (a “Reload Option”) for a number of shares of stock equal to the number of Shares tendered to exercise the previously granted Option plus, if the Committee so determines, any Shares withheld or delivered in satisfaction of any tax withholding requirements. As determined by the Committee, each Reload Option shall: (a) have a Grant Date which is the date as of which the previously granted Option is exercised, and (b) be exercisable on the same terms and conditions as the previously granted Option, except that the Exercise Price shall be determined as of the Grant Date.

6.    Stock Appreciation Rights

          6.1    Grant of SARs.     Subject to the terms and conditions of the Plan, a SAR may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall have complete discretion to determine the number of SARs granted to any Participant.

          6.1.1    Exercise Price and Other Terms.    The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than twenty-five percent (25%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option. In no event shall a SAR granted to a Section 16 Person become exercisable until at least six (6) months after the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

           6.2    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

          6.3    Exercise of Freestanding SARs.    Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine. However, no SAR granted to a Section 16 Person shall be exercisable until at least six (6) months after the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

          6.4    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

          6.5    Expiration of SARs.    A SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

          6.6    Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b)	The number of Shares with respect to which the SAR is exercised.

          At the discretion of the Committee, payment for a SAR may be in cash, Shares or a combination thereof.

7.    Restricted Stock

          7.1    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant.

          7.2    Restricted Stock Agreement.    Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

          7.3    Transferability.    Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. In no event may the restrictions on Restricted Stock granted to a Section 16 Person lapse prior to six (6) months following the Grant Date.

          7.4    Other Restrictions.    The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4. For example, the Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable Federal or state securities laws, or any other basis determined by the Committee in its discretion. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of the restrictions applicable to such Shares.

          7.5    Removal of Restrictions.    Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions; provided, however, that the Period of Restriction on Shares granted to a Section 16 Person may not lapse until at least six (6) months after the Grant Date. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

          7.6    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

          7.7    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. With respect to Restricted Stock granted to a Section 16 Person, any dividend or distribution that constitutes a “derivative security” or an “equity security” under section 16 of the 1934 Act shall be subject to a Period of Restriction equal to the longer of: (a) the remaining Period of Restriction on the Shares of Restricted Stock with respect to which the dividend or distribution is paid; or (b) six (6) months.

          7.8    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

8.    Performance Units and Performance Shares

          8.1    Grant of Performance Units/Shares.    Performance Units and Performance Shares may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to any Participant.

          8.2    Initial Value.    Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

          8.3    Performance Objectives and Other Terms.    The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Shares that will be paid out to the Participants. The Committee may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Committee in its discretion. The time period during which the performance objectives must be met shall be called the “Performance Period”. Performance Periods of Awards granted to Section 16 Persons shall exceed six (6) months in length (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3). Each Award of Performance Units/Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

           8.4    Earning of Performance Units and Performance Shares.     After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout of the number of Performance Units or Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives have been achieved. After the grant of a Performance Unit or Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for Award; provided that Performance Periods of Awards granted to Section 16 Persons shall not be less than six (6) months (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

          8.5    Form and Timing of Payment.    Payment of earned Performance Units or Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned such Awards in cash, Shares or a combination thereof.

          8.6    Cancellation.    On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

9.    Nonemployee Directors

          9.1    Granting of Options.    If any class of equity securities of the Company is registered under section 12 of the 1934 Act, on the first trading day of each fiscal quarter of the Company, each Nonemployee Director will automatically receive under the Plan a Nonqualified Stock Option to purchase 3,750 Shares. Future automatic grants will cease and be suspended at any time that there are not sufficient Shares available under the Plan. Grants of Options under this Section 9 shall supersede and replace the automatic grant of options under the Company’s 1994 Stock Option Plan.

9.2    Terms of Options.

          9.2.1    Option Agreement.    Each Option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement which shall be executed by the Participant and the Company.

          9.2.2    Exercise Price.    The Exercise Price for the Shares subject to each Option granted pursuant to this Section 9 shall be 100% of the Fair Market Value of such Shares on the Grant Date.

          9.2.3    Exercisability.    Each Option granted pursuant to this Section 9 shall become exercisable in full one year after the date the Option is granted. If a Nonemployee Director incurs a Termination of Service for a reason other than Retirement, death or Disability, his or her Options which are not exercisable on the date of such Termination shall never become exercisable. If the Termination of Service is on account of Retirement, death or Disability, the Option shall become exercisable in full on the date of the Termination of Service.

          9.2.4    Expiration of Options.    Each Option shall terminate upon the first to occur of the following events:

(a)	The expiration of ten (10) years from the Grant Date; or

(b)	The expiration of three (3) months from the date of the Participant’s Termination of Service for a reason other than death, Disability or Retirement; or

(c)	The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of Disability or Retirement.

          9.2.5    Death of Director.    Notwithstanding Section 9.2.4, if a Director dies prior to the expiration of his or her options in accordance with Section 9.2.4, his or her options shall terminate one (1) year after the date of his or her death.

          9.2.6    Special Rule for Retirement.    Notwithstanding the provisions of Section 9.2.4, if the exercisability of an Option is accelerated under Section 9.2.3 on account of the Participant’s Retirement, such Option shall terminate upon the first to occur of: (a) The expiration of ten (10) years from the date the Option was granted; or (b) the expiration of one year from the date of the Participant’s death.

          9.2.7    Not Incentive Stock Options.    Options granted pursuant to this Section 9 shall not be designated as Incentive Stock Options.

          9.2.8    Other Terms.    All provisions of the Plan not inconsistent with this Section 9 shall apply to Options granted to Nonemployee Directors; provided, however, that Section 5.2 (relating to the Committee’s discretion to set the terms and conditions of Options) shall be inapplicable with respect to Nonemployee Directors.

          9.3    Elections by Nonemployee Directors.    Pursuant to such procedures as the Board (in its discretion) may adopt from time to time, each Nonemployee Director may elect to forego receipt of all or a portion of committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for Shares. The number of Shares received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date that the compensation otherwise would have been paid to the Nonemployee Director, rounded up to the nearest whole number of Shares. The procedures adopted by the Board for elections under this Section 9.3 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a “non-employee director” under Rule 16b-3.

10.    Section 162(m) Deduction Qualification

          10.1    Awards for Covered Officers.    Any other provision of the Plan notwithstanding, all Awards to Covered Officers shall be made in a manner that allows for the full deductibility of the Award by the Company or its Subsidiaries under Section 162(m) of the Code. All Awards for Covered Officers shall comply with the provisions of this of this Section 10.

          10.2    Designation of Covered Officers.    For each Performance Period, the Committee will designate which Participants are Covered Officers prior to the completion of 25% of the Performance Period (or such earlier or later date as is permitted or required by Section 162(m)).

          10.3    Establishment of Performance Goals and Awards for Covered Officers.     Prior to the completion of 25% of a Performance Period (or such earlier or later date as is permitted or required by Section 162(m)), the Committee shall in its sole discretion, for each such Performance Period: (a) determine and establish in writing one or more Performance Goals applicable to the Performance Period for each Covered Officer; and (b) either (i) assign each Covered Officer a target Award expressed as a fixed number of Shares or a whole dollar amount or (ii) establish a payout table or formula for purposes of determining the Award payable to each Covered Officer. Each payout table or formula: (a) shall be in writing; (b) shall be based on a comparison of actual performance to the Performance Goals; (c) may include a “floor” which is the level of achievement of the Performance Goal in which payout begins; and (d) shall provide for an actual Award equal to or less than the Covered Officer’s target Award, depending on the extent to which actual performance approached or reached the Performance Goal. Such preestablished Performance Goals and Awards must state, in terms of an objective formula or standard, the method for computing the amount of the Award payable to each Covered Officer if the Performance Goal is met. A formula or standard is objective if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Covered Officer. The Committee may establish any number of Performance Periods, Performance Goals and Awards for any Covered Officer running concurrently, in whole or in part, provided, that in so doing the Committee does not jeopardize the Company’s deduction for such Awards under Section 162(m) of the Code. The Committee may select different Performance Goals and Awards for different Covered Officers.

          10.4    Certification of Achievement of Performance Goals and Amount of Awards.    After the end of each Performance Period, or such earlier date if the Performance Goals are achieved, the Committee shall certify in writing, prior to the unconditional payment of any Award, that the Performance Goals for the Performance Period and all other material terms of the Plan were satisfied and to what extent they were satisfied. The
Committee shall determine the actual Award for each Covered Officer based on the payout table/formula established in section 10.3, as the case may be. Extraordinary Events shall either be excluded or included in determining the extent to which the corresponding Performance Goal has been achieved, whichever will produce the higher Award, provided, however, notwithstanding the attainment of specified Performance Goals, the Committee has the discretion to reduce or eliminate an Award that would otherwise be paid to any Participant, including any Covered Officer, based on the Committee’s evaluation of Extraordinary Events or other factors. Without limiting the manner of computing Awards set forth in the preceding sentence, with respect to Covered Officers, the Committee may not under any circumstances increase the amount of an Award.

          10.5    Maximum Award.    Any other provision of the Plan notwithstanding, the maximum aggregate Awards payable to any Participant under the Plan for any Performance Period shall not exceed One Million (1,000,000) Shares, which maximum number of Shares shall be adjusted pursuant to Section 4.3.

11.    Miscellaneous

          11.1    Forfeiture.    Notwithstanding anything in the Plan or in any Award Agreement to the contrary, in the event of a breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Company or an Affiliate), or any activity of a Participant or former Participant in competition with any of the businesses of the Company or an Affiliate, the Committee may (a) cancel any outstanding Award granted to the Participant, in whole or in part, whether or not vested, and/or (b) if such conduct or activity occurs within one year following the exercise or payment of an Award, require the former Participant to repay the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or repayment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the day prior to the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or Affiliate to such person if necessary to satisfy the repayment obligation. The determination of whether any Participant or or former Participant has engaged in a breach of conduct or any activity in competition with any of the businesses of the Company or an Affiliate shall be determined by the Committee in good faith and in its sole discretion.

          11.2    No Effect on Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

          11.3    Participation.    No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

          11.4    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

          11.5    Successors.    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

          11.6    Beneficiary Designations.    If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

          11.7    Nontransferability of Awards; Unfunded Plan.    No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 11.5. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, a Participant may transfer a Nonqualified Stock Option either (a) to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934 Act), to one or more trusts for the benefit of such family members, or to partnerships or other entities in which such family members are the only partners or owners, provided that the Participant does not receive any consideration for the transfer, or (b) if such transfer is approved by the Committee. Any Nonqualified Stock Option held by such transferees are subject to the same terms and conditions that applied to such Nonqualified Stock Options immediately prior to transfer based on the transferor Participant’s continuing relationship with the Company. It is intended that the Plan be an “unfunded” plan for incentive compensation. The Plan does not give a Participant any interest, lien or claim against any specific asset of the Company. No Participant or beneficiary shall have any rights under this Plan other than as a general unsecured creditor of the Company.

          11.8.    No Rights as Stockholder.    Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

          11.9    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

          11.10    Withholding Arrangements.    The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

          11.11    Deferrals.    The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

12.    Amendment, Termination, and Duration

          12.1    Amendment, Suspension, or Termination.    The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. However, if and to the extent required to maintain the Plan’s qualification under Rule 16b-3, any such amendment shall be subject to stockholder approval. In addition, as required by Rule 16b-3, the provisions of Section 9 regarding the formula for determining the amount, exercise price, and timing of Nonemployee Director Options shall in no event be amended more than once every six (6) months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). (ERISA is inapplicable to the Plan.) The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award previously granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

          12.2    Duration of the Plan.    The Plan shall commence on the date specified herein, and subject to Section 12.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after March 16, 2009.

13.    Legal Construction

          13.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

          13.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          13.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          13.4    Compliance with Rule 16b-3.    Transactions under this Plan with respect to Section 16 Persons are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

          13.5    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

          13.6    Captions.    Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

PROXY
AMERICAN EAGLE OUTFITTERS, INC.

        The undersigned Stockholder of American Eagle Outfitters, Inc. hereby appoints Laura A. Weil, Neil Bulman Jr. and Dale E. Clifton, or any one of them, as attorneys and proxies with full power of substitution to vote all of the shares of Common Stock of American Eagle Outfitters, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of American Eagle Outfitters, Inc. to be held at the Loews Regency Hotel, 540 Park Avenue, New York, New York on Tuesday, June 5, 2001, at 11:00 a.m., local time, and at any adjournment or adjournments thereof as follows:

1. Election of Directors:	FOR all Class III nominees listed below	WITHHOLD AUTHORITY to
	(except as marked to the contrary below)	vote for all nominees.
	☐	☐

(Instructions: Do not check “WITHHOLD AUTHORITY” to vote for only certain individual nominee. To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below and check “FOR”).

Jon P. Diamond, Martin P. Doolan, Gilbert W. Harrison, Thomas R. Ketteler and James V. O’Donnell

2.	To amend the Company’s 1999 Stock Incentive Plan to increase the number of shares available to be issued pursuant to Section 4.1 thereunder from 6 million shares to 11 million shares.
☐    FOR         ☐ AGAINST        ☐    ABSTAIN

3.	To Amend the Company’s Certificate of Incorporation to increase the number of shares of authorized common stock from 125 million to 250 million.
☐    FOR         ☐ AGAINST        ☐    ABSTAIN

4.	If presented at the annual meeting, to approve a stockholder proposal regarding adoption of human rights standards based on international labor organization conventions.
☐    FOR         ☐ AGAINST        ☐    ABSTAIN

5.  In their discretion to vote upon such other matters as may properly come before the meeting.

CONTINUED ON OTHER SIDE

CONTINUED FROM OTHER SIDE

        IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, THE INCREASE IN SHARES AVAILABLE TO BE ISSUED UNDER THE 1999 STOCK INCENTIVE PLAN, THE INCREASE OF SHARES OF AUTHORIZED COMMON STOCK, AND “AGAINST” THE ADOPTION OF THE HUMAN RIGHTS STANDARDS BASED ON INTERNATIONAL LABOR ORGANIZATION CONVENTIONS.

Please sign and date this Proxy below and return in the enclosed envelope.

Date , 2001

Signature

(Signature)

Signature(s) must agree with the name(s) printed on this proxy.

If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

This Proxy is solicited on behalf of the Board of Directors